Exhibit 10.18

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE dated as of February 19, 1999 (this “Amendment”), between RCPI TRUST, a Delaware business trust having an office c/o Tishman Speyer Properties, L.P., 45 Rockefeller Plaza, New York, New York 10111 (“Landlord”), and RADIO CITY PRODUCTIONS LLC, a Delaware limited liability company having an office at 1260 Avenue of the Americas, New York, New York 10020 (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease, dated December 4, 1997 (the “Original Lease”), covering premises consisting of (i) the Music Hall; (ii) the 1270 Space; (iii) the 50 Rock Space; and (iv) the Retail Space, all as more particularly described and defined in the Original Lease; and

WHEREAS, Landlord and Tenant desire to modify the Original Lease to (i) provide for the surrender by Tenant of a portion of the 50 Rock Space and the leasing by Tenant of certain substitute space on the concourse level of the building located at 50 Rockefeller Plaza, (the “Building”) and (ii) otherwise modify the terms and conditions of the Original Lease, all as hereinafter set forth (the Original Lease, as modified by this Amendment, the “Lease”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Capitalized Terms. All capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Original Lease.

2. Lease of Substitute Premises. (a) Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, (i) a portion of the concourse level of the Building, designated as Space ‘C’ (the “C Premises”), and (ii) a portion of the concourse level of the Building, designated as Space ‘E’, (the “E Premises”), being more particularly shown on Exhibit A-1 attached hereto; (the ‘C’ Premises and the ‘E’ Premises collectively, the “Substitute Premises”), for a term commencing on the date of execution and delivery of this Amendment by Landlord and Tenant (the “Effective Date”) and ending on the Initial Expiration Date, or such earlier date upon which the term of the Lease may expire or be terminated pursuant to any of the conditions of limitation or other provisions of the Lease or pursuant to law, upon all of the terms and conditions of the Original Lease, as modified by this Amendment.

(b) Landlord shall deliver possession of the Substitute Premises to Tenant on the Effective Date. Landlord shall not be liable for failure to deliver possession of the Substitute Premises to Tenant on any specified date, and such failure shall not impair the validity of this Amendment. The provisions of this Article are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law or any successor Requirement.

(c) Effective as of the Effective Date, Tenant shall lease the Substitute Premises upon all of the terms and conditions of the Original Lease, except as follows:

(i) The ‘C’ Premises shall be deemed to consist of 352 rentable square feet and the ‘E’ Premises shall be deemed to consist of 789 rentable square feet for all purposes of the Lease.

(ii) Tenant has inspected the Substitute Premises and agrees (x) to accept possession of the Substitute Premises in the “as is” condition existing on the Effective Date, (y) that neither Landlord nor Landlord’s agents have made any representations or warranties with respect to the Substitute Premises or the Building except as expressly set forth herein, and (z) Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations or improvements to the Substitute Premises or the Building to prepare the same for Tenant’s occupancy. Tenant’s occupancy of any part of the Substitute Premises shall be conclusive evidence, as against Tenant, that (A) Tenant has accepted possession of the Substitute Premises in its then current condition and (B) the Substitute Premises and the Building are in a good and satisfactory condition as required by this Amendment.

(iii) Except as provided in this Amendment, all references in the Original Lease to the “Premises” and to the “Buildings” shall be deemed to refer to the Substitute Premises and shall exclude the Space ‘U’ Premises (as hereinafter defined).

3. Adjoining Spaces. Landlord agrees that Tenant shall retain possession of the portion of the 50 Rock Space now designated as Spaces ‘BB’ and ‘Y’, which said spaces shall be combined with the Substitute Premises as of the Effective Date (the ‘BB’ Premises, the ‘Y Premises and the Substitute Premises, shall be hereinafter sometimes collectively referred to as the “L Premises”) being more particularly shown on Exhibit A-2 attached hereto.

4. Surrender of Space ‘U’ Premises. On or before the Effective Date, Tenant shall vacate the portion of the 50 Rock Space now designated as Space ‘U’ (the “Space ‘U’ Premises), indicated on Exhibit A-3 attached hereto, and deliver vacant possession thereof to Landlord, time being of the essence. Tenant shall not be responsible for removing any Fixtures from the Space ‘U’ Premises, other then safes and vaults. Any Fixtures or personal property of Tenant remaining in the Space ‘U’ Premises after the Effective Date shall be deemed abandoned by Tenant and Landlord may take possession thereof and dispose of same in any manner Landlord determines without accountability therefor to Tenant. Tenant acknowledges that effective as of the Effective Date, the Lease with respect to the Space Premises only shall have terminated and expired, Tenant shall have abandoned and surrendered any claim of possession to the Space ‘U’ Premises to Landlord, and Landlord shall be entitled to lease the Space ‘U’ Premises to any person or entity, or take any other action with respect thereto, free from any claim of Tenant or any person or entity claiming through Tenant. Effective as of the Effective Date, the term “Premises” as used in the Lease shall no longer include the Space ‘U’ Premises and Tenant shall have no further obligations under the Lease with respect to the Space ‘U’ Premises (except any obligations which shall have accrued on or before the Effective Date).

(b) Tenant represents and warrants that it has not assigned, pledged or encumbered the Lease or sublet the Space ‘U’ Premises or done or suffered any other action as a result of which the Lease or the Space ‘U’ Premises might be subject to any lien or encumbrance. Tenant warrants that the foregoing covenants and representations will be true and correct as of the Effective Date, Tenant has and will have good right to surrender the Space ‘U’ Premises on or before the Effective Date, and delivery of possession of the Space ‘U’ Premises will be made to Landlord on or before the Effective Date free and clear of all liens and encumbrances of any kind whatsoever.

5. Brokerage. Each of Landlord and Tenant represents and warrants to the other that it has not dealt with any broker in connection with this Amendment other than Tishman Speyer Properties, L.P. (“Broker”) and that, to the best of its knowledge, no other broker negotiated this Amendment or is entitled to any fee or commission in connection herewith. Landlord shall pay Broker any commission which may be due in connection with this Amendment pursuant to a separate agreement. Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature (including reasonable attorneys’ fees and disbursements) incurred in connection with any claim, proceeding or judgment and the defense thereof which the indemnified party may incur by reason of any claim of or liability to any broker, finder or like agent (other than Broker) arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Amendment, or the above representation being false. The provisions of this Paragraph 5 shall survive the expiration or earlier termination of the term of the Lease.

6. Representations and Warranties. Tenant represents and warrants to Landlord that, as of the date hereof, (a) the Original Lease is in full force and effect and has not been modified except pursuant to this Amendment; (b) to the best of Tenant’s knowledge, there are no defaults existing under the Lease; (c) to the best of Tenant’s knowledge there exist no valid abatements, causes of action, counterclaims, disputes, defenses, offsets, credits, deductions, or claims against the enforcement of any of the terms and conditions of the Lease; and (d) this Amendment has been duly authorized, executed and delivered by Tenant and constitutes the legal, valid and binding obligation of Tenant.

7. Miscellaneous. (a) Except as set forth herein, nothing contained in this Amendment shall be deemed to amend or modify in any respect the terms of the Original Lease and such terms shall remain in full force and effect as modified hereby. If there is any inconsistency between the terms of this Amendment and the terms of the Original Lease, the terms of this Amendment shall be controlling and prevail.

(b) This Amendment contains the entire agreement of the parties with respect to its subject matter and all prior negotiations, discussions, representations, agreements and understandings heretofore had among the parties with respect thereto are merged herein.

(c) This Amendment may be executed in duplicate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

(d) This Amendment shall not be binding upon Landlord or Tenant unless and until Landlord shall have delivered a fully executed counterpart of this Amendment to Tenant.

(e) This Amendment shall be binding upon and inure to the benefit of Landlord and Tenant and their successors and permitted assigns.

(f) This Amendment shall be governed by the laws of the State of New York without giving effect to conflict of laws principles thereof.

(g) The captions, headings, and titles in this Amendment are solely for convenience of reference and shall not affect its interpretation.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

LANDLORD:

RCPI TRUST
By:	Tishman Speyer Properties, L.P., its Agent

By:	/s/ Geoffrey P. Wharton
	Name:	Geoffrey P. Wharton
	Title:	Vice President

TENANT:

RADIO CITY PRODUCTIONS LLC

By:	/s/ Robert Russo
	Name:	Robert Russo
	Title:	Executive Vice President

EXHIBIT A-1

Substitute Premises

The floor plan which follows is intended solely to identify the general location of Space ‘C’ and Space ‘E’ located on the Concourse Level of the Building, and should not be used for any other purpose. All areas, dimensions and locations are approximate, and any physical conditions indicated may not exist as shown.

[Graphic of Rockefeller Plaza Concourse Level Space C and Space E Floor Plan]

EXHIBIT A-2

Substitute Premises

The floor plan which follows is intended solely to identify the general location of Space ‘L’ located on the Concourse Level of the Building, and should not be used for any other purpose. All areas, dimensions and locations are approximate, and any physical conditions indicated may not exist as shown.

[Graphic of Rockefeller Plaza Concourse Level Space L Floor Plan]

EXHIBIT A-3

Substitute Premises

The floor plan which follows is intended solely to identify the general location of Space ‘U’ located on the Concourse Level of the Building, and should not be used for any other purpose. All areas, dimensions and locations are approximate, and any physical conditions indicated may not exist as shown.

[Graphic of Rockefeller Plaza Concourse Level Space U Floor Plan]

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